Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-92997 on Form S-8 of Prosperity Bancshares, Inc. of our report dated June 29, 2010 relating to our audits of the financial statements of Prosperity Bancshares, Inc. 401(k) Profit Sharing Plan as of December 31, 2009 and 2008 and for the year ended December 31, 2009, appearing in this Annual Report on Form 11-K.

/s/     Briggs & Veselka Co.

Bellaire, Texas

June 29, 2010